THIS INDENTURE made as of the 22 day of November, 2006.

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT.

BETWEEN:

ACTON MANAGEMENT CO. LIMITED, a corporation incorporated under the laws of the Province of Ontario,

(herein called "the Landlord"),

PARTY OF THE FIRST PART

- and -

OPEN ENERGY CORPORATION, a corporation incorporated under the laws of the Province of Ontario,

(herein called "the Tenant")

PARTY OF THE SECOND PART

IN CONSIDERATION of the rents, covenants and agreements herein contained, the Landlord and the Tenant hereby covenant and agree as follows:

1. **INTENT OF LEASE.** It is the intent of the Landlord and the Tenant that this Lease be a lease that is absolutely net and carefree to the Landlord except as expressly herein set out.

2. (a) **PREMISES.** The Landlord by these presents does demise and lease to the Tenant the premises known municipally as 250 Industrial Parkway North, Aurora, Ontario, as shown outlined on the plan annexed hereto as Schedule "B" which said premises (herein referred to as the "Premises") are agreed to contain 30,219 square feet measured in accordance with BOMA standards.

(b) **COMPLEX.** The Premises are located on lands known municipally as 250 Industrial Parkway North, Aurora, Ontario (herein referred to as the "Complex"), which are described in Schedule "B" annexed hereto. The term "Complex" as used in this Lease includes in addition to the said lands all buildings and other improvements from time to time located on the said lands unless the context does not so permit.

3. **TERM.** The Tenant shall have and hold the Premises for and during the term of this Lease (herein referred to as the "Term") which shall commence on the 1st day of December, 2006 and which shall terminate on the 31st day of March, 2012.

4. (a) **SPECIFICATIONS.** Outline Specifications describing all the additional improvements to be provided for and installed in the Premises by the Landlord at its expense (herein called the "Landlord's Work") and the improvements to be provided for and installed in the Premises by the Tenant at its expense (herein called the "Tenant's Work"), are annexed hereto as Schedules "A" and "C", respectively.

(b) **TENANT'S WORK.** The Tenant shall diligently and promptly, at its sole cost and expense, complete in a good and workmanlike manner all the Tenant's Work required of it under Schedules "C" annexed hereto. The Tenant shall not be permitted to commence the performance of the Tenant's Work until: (i) the Tenant shall have first obtained the Landlord's written approval of the Tenant's complete plans and specifications for such work, and (ii) the Tenant shall have deposited with the Landlord the policies or certificates of insurance required in Section 14. The Tenant's activities shall be conducted in such a manner as not unreasonably to conflict or interfere with the Landlord's construction activities, and in accordance with the provisions set out in Schedules "C". No items of the Tenant's Work set out in Schedules "C" shall be commenced until the Tenant has secured approval thereof from all authorities having jurisdiction and submitted proof of such approval to the Landlord. The Tenant shall obtain all requisite permits, licences and inspections in respect of occupancy by the

Tenant or any work done by or on behalf of the Tenant. All the Tenant's Work shall be performed by competent workmen whose labour union affiliations are compatible with those of others employed by the Landlord and its contractors and is subject to the reasonable supervision of the Landlord. The Tenant shall, at its expense, remove from the Premises and from the Complex all trash that may accumulate in connection with the Tenant's activities. During the completion of the Tenant's Work, the Tenant shall be subject to all the terms and conditions of this Lease, including without limitation, the provisions relating to the liability of the Tenant for its acts and omissions and the acts and omissions of its servants, employees, agents, contractors, invitees and licensees, the provisions relating to construction liens and the provisions relating to the Indemnification of the Landlord.

(c) **LANDLORD'S WORK.** The Leased Premises shall be delivered by the Landlord to the Tenant on an "As is" basis. The Landlord agrees to complete the work as set forth in Schedule "A" attached hereto. Any other changes to the Leased Premises required by the Tenant shall be performed in accordance with the Lease and at the Tenants sole expense and approved by the Landlord. The Landlord shall ensure that all existing building systems including structural, mechanical, electrical, plumbing, man-doors and overhead doors are in good workmanlike condition as of the possession date. Any further repairs, replacement, maintenance except those that are a structural nature shall be the responsibility of the Tenant.

5. (a) **MINIMUM RENTAL.** The Tenant covenants and agrees to pay to the Landlord, as rental for the Premises, without any set-off or deduction whatsoever, a minimum annual rental, together with applicable taxes including the Goods and Services Tax, during the Term calculated on the basis of the area of the Premises as follows:

YEAR	FROM/TO	RATE PER SQ. FT.	MONTHLY MINIMUM RENTAL
Year 1	Dec 1, 2006 - Nov 30, 2007	$5.75	$14,479.93 plus GST
Year 2	Dec 1, 2007 - Nov 30, 2008	$5.75	$14,479.93 plus GST
Year 3	Dec 1, 2008 - Nov 30, 2009	$5.75	$14,479.93 plus GST
Year 4	Dec 1, 2009 - Nov 30, 2010	$5.75	$14,479.93 plus GST
Year 5	Dec 1, 2010 - Mar 31, 2012	$5.75	$14,479.93 plus GST

(herein referred to as the "Minimum Rental"). The Minimum Rental, together with applicable taxes including the Goods and Services Tax, shall be payable in equal monthly instalments of one-twelfth (1/12th) of the annual Minimum Rental, in advance on the first day of each full calendar month during the Term, the first such payment to include also any pro-rated Minimum Rental (on a per diem basis) for the period from the date of the commencement of the Term to the first day of the first full calendar month in the Term. The Minimum Rental shall be adjusted proportionately for any Rental Year (as hereinafter defined) which is other than twelve (12) calendar months. The Tenant shall on or before the Commencement of each and every Rental Year of the Term, including the first Rental Year, deliver to the Landlord a series of post-dated cheques, one for each month of the Rental Year drawn for an amount equal to the amount of all rentals including Minimum Rental payable in each month of such Rental Year, provided that the first such payment is to include also any pro-rated Minimum Rental for the period from the date of the commencement of the Term to the first day of the first full calendar month in the Term, provided further that the obligation in the first Rental Year shall be adjusted to take into account all advance rental paid hereunder.

(b) **ADDITIONAL RENT.** Any monies or charges required to be paid by the Tenant pursuant to this Lease (except the Minimum Rental) shall be deemed and paid as additional rent whether or not the same are designated expressly as "additional rent" hereunder, or whether the same are payable to the Landlord or otherwise. Additional rent, together with Goods and Services Tax or any other governmental tax applicable thereto, shall be due and payable with the next monthly instalment of Minimum Rental. Additional rent may be estimated by the Landlord from time to time and such estimated amount, which shall be documented and justified to the Tenant as being reasonable, together with Goods and Services Tax or any other governmental tax

applicable thereto, is payable in monthly instalments in advance with annual adjustments if necessary, and all additional rent is deemed to be accruing due on a day-to-day basis.

6. **DEPOSIT.** The parties hereby acknowledge that the Tenant has paid to the broker Colliers International in trust a deposit in the sum of $68,468.71 and that the said deposit shall be paid by Colliers International to the Landlord upon the execution of this Lease to be applied by the Landlord on account Minimum Rental and estimated Additional Rent including GST for the first and last months of the Term as well as a security deposit equal to one month's Minimum Rental and estimated Additional Rent including GST.

7. **"RENTAL YEAR" DEFINED.** In this Lease, the term "Rental Year" shall have the following meaning: The first Rental Year shall commence on the first day of the Term and shall end on November 30, 2007; thereafter Rental Years shall consist of consecutive periods of twelve calendar months. If, however, the Landlord deems it necessary or convenient for the Landlord's accounting purposes, the Landlord may at any time and from time to time, by written notice to the Tenant, specify an annual date from which each subsequent Rental Year is to commence, and, in such event, the then current Rental Year shall terminate on the day preceding the commencement of such new Rental Year. The last Rental Year of the Term shall terminate as of the termination of this Lease either on account of the running of the Term or on account of earlier termination of this Lease under the terms hereof.

8. (a) **REAL ESTATE TAXES.** The Tenant shall pay to the Landlord in each Tax Year (as hereinafter defined) during the Term of this Lease, as additional rent, a proportionate share (as hereinafter determined) of the Real Estate Taxes due and payable with respect to the Complex. In this Lease, the term "Real Estate Taxes" shall include all real estate taxes, school taxes, local improvement rates, goods and services taxes, value added taxes, market value taxes and assessments, water and sewage taxes, extraordinary, supplementary and special assessments, capital taxes and all other rates, charges, excises, or levies (and all costs and fees incurred by the Landlord contesting the same and negotiating with public authorities as to the same), either foreseen or unforeseen, which may be levied, confirmed, imposed or assessed by lawful taxing authorities against the land, buildings, fixtures or any other improvements on the Complex or the uses thereof, the rentals payable by tenants to the Landlord (other than the Landlord's income taxes thereon), or any taxes whether or not of the foregoing nature imposed or assessed upon the same or upon the Landlord in lieu of or in addition to such taxes. The term "Tax Year" shall mean a period coincident with the Rental Year herein as it may vary from time to time.

(b) **PROPORTIONATE SHARE.** The Tenant's proportionate share for any Tax Year shall be determined as follows:

(i) to the extent that any bills for Real Estate Taxes show a separate and distinct rate or amount of Real Estate Taxes payable with respect to the Premises, then the Tenant's proportionate share shall be calculated by adding:

(A) the said amount of Real Estate Taxes payable with respect to the Premises (exclusive of any amount or rate billed to the Tenant relating to or levied against the Common Areas) to

(B) The Tenant's proportionate share of all Real Estate Taxes levied against the Common Areas (whether or not apportioned among and billed to individual tenants of the Complex by any taxing authority), such proportionate share of Common Areas taxes to be calculated by multiplying the total amount of Real Estate Taxes levied against the Common Areas by a fraction (herein called the "Fraction") the numerator of which is the square footage of the ground floor area of the Premises and the denominator of which is the total square footage of all rented and rentable ground floor space within buildings of the Complex, excluding Common Areas.

(ii) to the extent that any bills for Real Estate Taxes do not show a separate and

distinct rate and amount of Real Estate Taxes payable with respect to the Premises and Common Areas than the Tenant's proportionate share shall be calculated by multiplying the total amount of Real Estate Taxes levied against the entire Complex by the Fraction.

(c) **ESTIMATED PROPORTIONATE SHARE.** On or before the commencement of any Tax Year, the Landlord may estimate the amount of the Tenant's proportionate share of Real Estate Taxes and bill the Tenant therefor in equal monthly instalments as additional rent that the Tenant shall pay the Landlord on the first day of each full calendar month of the Tax Year. Notwithstanding the foregoing, as soon as bills for all or any portion of Real Estate Taxes are received, the Landlord may bill the Tenant for its proportionate share thereof (less all amounts previously paid by the Tenant on the basis of its estimated proportionate share which have not already been so applied) and the Tenant shall pay such amount as additional rent payable on demand. The Tenant shall continue to make the aforementioned monthly payments on account of estimated Real Estate Taxes until all of its proportionate share of Real Estate Taxes shall have been paid. Should any taxing authority send notices of assessment or bills for Real Estate Taxes directly to the Tenant, the Tenant shall, within three days of receipt thereof, deliver to the Landlord the original or a duplicate copy thereof.

(d) **SEPARATE SCHOOL ASSESSMENT.** If and whenever during the Term a tax for support of separate schools is assessed against or in respect of the Premises for any reason other than the act, election or religion of the Landlord, the Tenant shall pay to the Landlord the amount by which such tax exceeds that which would otherwise be payable by the Landlord in respect of the Premises for the support of public schools.

(e) **PRO RATA ADJUSTMENT.** The Tenant's liability for its proportionate share of Real Estate Taxes for the Tax Years in which this Lease commences or terminates shall be subject to a per diem pro rata adjustment where appropriate.

(f) **PROPERTY, INCOME AND BUSINESS TAX.** The Tenant will promptly pay when due all taxes, including without limitation all goods and services tax and value added tax, rates, duties, assessments and license fees whatsoever, whether municipal, parliamentary or otherwise, now or hereafter charged, assessed or levied upon or in respect of the personal property, leasehold improvements, inventory, machinery, equipment or fixtures at any time made or installed by the Tenant in the Premises and in respect of income, business or other activity of the Tenant arising out of this Lease or in connection with the Premises or the Complex, or the use and occupancy thereof, and indemnify the Landlord and the Landlord's property from and against all loss, costs, charges and expenses occasioned by or arising out of any and every such tax, rate, duty assessment, or license fee, in default whereof the Landlord may, after ten (10) days notice in writing to the Tenant, pay the same and bill the Tenant therefor as additional rent, which shall be payable on demand.

9. **PAYMENT OF RENTALS.** All Minimum Rental, additional rent and other sums payable hereunder by the Tenant to the Landlord shall be payable in lawful money of Canada when due without any deduction, abatement or set-off whatsoever except as expressly herein provided. Any additional rent provided for in this Lease unless otherwise provided herein becomes due with the next instalment of Minimum Rental. The Tenant covenants and agrees that the Landlord may at its option apply all sums received from or due to the Tenant against amounts due and payable hereunder in such manner as the Landlord sees fit regardless of any designations or instructions to the contrary. All amounts provided to be paid by the Tenant to the Landlord under the provisions of this Lease, whether or not referred to as Minimum Rental, additional rent or otherwise, shall be deemed to be rent and shall be paid when due, and the Landlord shall have all remedies for non-payment thereof as are available in the case of any non-payment of Minimum Rental. Minimum Rentals, additional rents and statements required of the Tenant to the Landlord shall be paid or delivered to the Landlord at the place designated by the Landlord for notices to it in accordance with Section 44.

10. **USE OF THE PREMISES.** The Tenant covenants that it will use the Premises only for the purpose of solar roof manufacturing for industrial & residential applications, and general office uses, and that the Premises shall only be used in compliance with all applicable laws,

by-laws, rules and regulations and for no other purpose whatsoever.

11. **RULES AND REGULATIONS**. The Tenant acknowledges and agrees that the Landlord shall have the right to promulgate Rules and Regulations, copies of which shall be provided to the Tenant, to regulate the use of the Complex including the Common Areas and the Premises, provided that such rules and regulations shall be reasonable and not inconsistent with the terms of this Lease.

12. (a) **RIGHTS IN COMMON.** The Landlord shall, subject to the provisions of this Lease, operate and maintain the Common Areas throughout the Term of this Lease. The Tenant is granted the right of non-exclusive use, in common with others, for their proper and intended purposes, of the Common Areas described hereafter, subject to the terms and conditions of this Lease and subject to the right of the Landlord to permit portions of the Common Areas to be used for temporary uses.

(b) **COMMON AREAS.** In this Lease the expression "Common Areas" shall mean the facilities from time to time provided by the Landlord in or near the Complex to serve the Complex including without limitation: all parking areas; access roads; employee parking areas; truck ways; driveways; loading docks and areas; delivery passages; pedestrian sidewalks; courts and ramps; landscaped and planted areas; stairways; utility and service rooms; and equipment, fixtures, electrical, plumbing and other mechanical installations and services located therein. The Common Areas shall at all times be subject to the exclusive control and management of the Landlord. The rules and regulations established from time to time by the Landlord with respect to the Common Areas shall in all respects be observed and performed by the Tenant and the invitees, employees, licensees, agents, customers, officers and contractors of the Tenant.

13. (a) **LANDLORD'S OCCUPANCY COSTS.** The "Landlord's Occupancy Costs" shall mean the following:

(i) The costs and expenses incurred of repairing, replacing, operating and maintaining the Common Areas including, without limitation, all costs and expenses of: operating, repairing, replacing, lighting, heating, ventilating, cleaning, striping, removal of snow, ice, refuse and debris, security, policing, and regulation of traffic, inspection and depreciation of fixtures, machinery and equipment including maintenance equipment, heating and ventilating equipment used in the operation and maintenance of the Common Areas together with all necessary supplies, personal property taxes, goods and services taxes, value added taxes and other charges incurred in connection with such equipment; replacement of paving, curbs, walkways, entrances, glass & windows, overhead and man doors, roof, landscaping, garbage removal, drainage and lighting and heating facilities; signs and billboards; planting, replanting and replacing flowers and shrubbery and planters; the actual cost of management of the Complex and of all such insurance as may be carried by the Landlord on the Complex or in any way related thereto, as more fully set out in Section 14 hereof; (where appropriate, costs and expenses may be apportioned by the Landlord between Common Areas and other areas on a reasonable basis); and

(ii) Administrative costs equal to fifteen per cent of the total of all such costs of the foregoing matters described in Subsection 13 (a)(i) hereof and of the Real Estate Taxes.

(b) **TENANT'S PROPORTIONATE SHARE.** In each Rental Year the Tenant will pay the Landlord, as additional rent, its proportionate share of the Landlord's Occupancy Costs. The Tenant's proportionate share shall be computed by multiplying such costs by the Fraction, (as defined in Section 8 (b)(i)(B)). The tenant hereby acknowledges that its proportionate share is 100%.

(c) **MONTHLY ESTIMATE.** On or before the commencement of any Rental Year, the Landlord may estimate the amount of the Tenant's proportionate share of the Landlord's Occupancy Costs and bill the Tenant therefor in equal monthly instalments

as additional rent which the Tenant shall pay in advance of the first day of each full calendar month of the Rental Year as additional rent, provided the amount billed for the first month will include the Tenant's proportionate share of the Landlord's Occupancy Costs for the period from the date of the commencement of the Term of the first day of the first calendar month of the Term. The Landlord shall be entitled to adjust such estimates from time to time throughout any Rental Year. The Tenant's estimated proportionate share of the Landlord's Realty Taxes for the calendar year 2006 is $2.80 per square foot.

(d) **RENTAL YEAR ADJUSTMENT**. After the end of each Rental Year the Landlord shall furnish to the Tenant a statement of the actual gross amount of the Landlord's Occupancy Costs during such Rental Year and the amount of the proportionate part thereof payable by the Tenant pursuant to this Section showing in reasonable detail the information relevant to the exact calculation and determination thereof. If such amount is greater or less than the payments on account thereof made by the Tenant pursuant to Subsection 13 (c) appropriate adjustments will be made within fourteen days after the delivery of such statement.

14. (a) **LANDLORD'S INSURANCE**. The Landlord shall carry such insurance, for the account and benefit of the Landlord, as may from time to time be deemed by the Landlord to be useful, expedient or beneficial (including, without limitation, the following:

(i) Insurance on the buildings, structures and improvements under an all risk broad form insurance policy for an amount up to full replacement value or for not less than the amount required by any institution, person or corporation then holding a mortgage on the Complex; (ii) Insurance under an all risk broad form insurance policy on property and equipment of every description belonging to the Landlord or for which the Landlord is responsible, other than buildings, for an amount up to full replacement value; (iii) Insurance against loss of rental income or the earnings derived from the Complex, to the full amount of such rental income or earnings, real or anticipated; (iv) Insurance on a blanket repair and replacement basis on boilers, machinery, unfired pressure vessels, air-conditioning equipment, electrical apparatus and other like objects, including insurance against loss or damage caused by the explosion, rupture or failure thereof; and (v) Public Liability Insurance, by whatever name known, including any and all extensions of such protection.

Notwithstanding any contribution by the Tenant to insurance premiums, as recited above, no insurable interest is conferred upon the Tenant under policies carried by the Landlord. The Landlord shall in no way be accountable to the Tenant regarding the use of any insurance proceeds arising from any claim and the Landlord shall not be obliged on account of such contribution to apply such proceeds to the repair or restoration of that which was insured.

The Tenant shall pay to Landlord in each Rental Year during the Term of this Lease, as additional rent, the cost of the Landlord's Insurance. The Landlord may estimate the cost of the Landlord's Insurance and bill the Tenant therefor in equal monthly instalments as additional rent that the Tenant shall pay the Landlord on the first day of each full calendar month of the Rental Year. Notwithstanding the foregoing, as soon as bills for all or any portion of the Landlord's Insurance are received, the Landlord may bill the Tenant for same (less all amounts previously paid by the Tenant in respect of the Landlord's Insurance which have not already been so applied) and the Tenant shall pay such amount as additional rent payable on demand. The Tenant shall continue to make the aforementioned monthly payments on account of estimated Landlord's Insurance until all of the cost of the Landlord's Insurance shall have been paid.

(b) **TENANT'S INSURANCE**. The Tenant shall, at its own expense, take out and maintain continuously throughout the Term of this Lease "all risks" property damage, public liability and product liability insurance including personal injury liability, contractual liability, boiler, loss of rental income, business interruption and plate glass insurance, insurance against theft, non-owned automobile liability, and owners' and contractor' protective insurance coverage with respect to the Premises and use thereof, which insurance coverages shall include the activities and operation of the Tenant and any

other parties on the Premises (embodying reasonable limits and not less than $3,000,000.00 per occurrence, or such higher amount as may be deemed advisable by the Landlord, with the Landlord and its mortgagee(s) added as additional named insureds and with a cross liability clause), and in form, amount and with insurance carriers satisfactory to the Landlord and containing a waiver of subrogation against the Landlord and its mortgagee(s). The Tenant shall renew each policy's insurance not less than fourteen (14) days prior to the expiration of the term thereof, and forward to the Landlord certificates of insurance evidencing the policies in effect.

(c) **TENANT'S RELEASE.** The Tenant releases and agrees to hold harmless and indemnify the Landlord from all liability however and to whoever caused, in respect of the Premises, and whether or not insured, including, without limiting the generality of the foregoing, any liability for loss or damage to property of the Tenant.

(d) **LANDLORD'S RELEASE.** In the event of the Landlord's incurring any liability howsoever caused and whether or not insured, including, without limiting the generality of the foregoing, any liability for loss or damage to property of the Landlord, the Landlord releases the Tenant to the extent only of indemnity received by the Landlord under any policy or policies of insurance.

(e) **POLICY TERMS.** All insurance and every renewal or replacement thereof required by Section 14 (b) shall be on terms and conditions and with insurers satisfactory to the Landlord, the monetary amounts shall adjust from time to time as the Landlord determines, acting reasonably and shall exclude the exercise of any claim of the insurer or insurers against the Landlord by subrogation, and shall provide (or the insurer or insurers shall agree) that no policy may be cancelled or its coverage reduced without thirty days prior written notice to the Landlord. The Tenant shall keep on deposit with the Landlord, certified copies of insurance policies and all renewals thereof and endorsements thereto sufficient to show at all times the current status of the insurance required to be effected by it under this Section 14 and without limiting the generality of the foregoing, shall furnish to the Landlord proof of the renewal or replacement of every such policy at least one month prior to the expiry of such policy. If and whenever the Tenant fails in any way to comply with the foregoing, the Landlord may effect insurance for the benefit of the Tenant and the Landlord jointly and if the Landlord does so, any premium paid by it shall be recoverable from the Tenant as additional rent payable on demand. The Tenant shall comply with all regulations now or hereafter in effect of the Insurance Advisory Association, or any body having a similar function or any liability or fire insurance company by which the Landlord and the Tenant or either of them may be insured at any time during the Term hereof.

(f) **INCREASE IN INSURANCE PREMIUM.** The Tenant shall not carry any stock of goods, or have anything upon the Premises or do or omit to do or suffer anything to be done or omitted to be done in or about the Premises which will in any way impair or invalidate the obligation of the insurer or insurers under any policy of insurance effected by the Tenant or the Landlord on the Premises or on any part of the Complex. In the event that premiums for the Landlord's insurance on the Complex shall increase because of the use or occupancy of the Premises, anything kept thereon or anything done or omitted to be done therein, the amount of increase in every such premium shall be paid by the Tenant to the Landlord as additional rent payable on demand. In the event that any policy of insurance of the Landlord shall be terminated or the Landlord shall receive notice of intention to terminate or not renew on account of the Tenant or of anything kept on the Premises or anything done or omitted to be done thereon by the Tenant, the Landlord shall have the right to give the Tenant notice thereof and if the Tenant shall not have remedied the matter within two days of receipt of such notice, the Landlord shall have the right either to remedy the matter at the Tenant's expense, payable as additional rent on demand or to terminate this Lease by giving notice thereof and re-entering the Premises forthwith.

15. (a) **UTILITIES.** The Tenant shall be solely responsible for and promptly pay all charges, assessments and security deposits for water and sewer services, gas, electricity or any other utility used or consumed in the Premises, and for all fittings, machines, apparatus, meters, or other things leased or supplied in respect thereof. Should the

Landlord elect to supply the water, gas, electricity or any other utility used or consumed in the Premises, the Tenant agrees to purchase and pay for the same as additional rent payable on demand at rates not in excess of public utility rates for the same service if applicable. In no event shall the Landlord have any obligation or liability in connection with the cessation or unavailability or interruption or suspension of any services or utilities at any time whether or not supplied by the Landlord. If the Tenant makes any default under this Lease, the Landlord, in addition to all its other remedies, shall have the right to suspend supplies of any services and utilities supplied to the Premises including without limitation, water and sewer services, gas and electricity.

(b) **HEATING.** The Tenant shall assume the sole responsibility for, and the cost of, the heating of the Premises including maintenance, cleaning, replacement and repair of heating, air-conditioning and ventilating systems when required. The Tenant shall at all times heat the Premises to a sufficient temperature to prevent freezing of pipes or other damage to the Premises caused by low temperature.

(c) **ALLOCATION OF COST OF UTILITIES.** Should individual meters or apparatus for measurement of consumption for any or all utilities consumed in the Premises by the Tenant not be provided, the Landlord shall in its own discretion allocate the cost of such utilities among such tenants of the Complex as consume such utilities using as the basis for such allocation the Landlord's reasonable estimate of the relative rates of consumption of each of such tenants; and such allocation by the Landlord shall be final and binding on the Tenant, who covenants to pay amounts so allocated to the Tenant as additional rent payable on demand.

16. (a) **TENANT'S REPAIRS.** Subject to the provisions of Sections 17 and 27, the Tenant, throughout the whole of the Term, shall keep the Premises, together with all improvements, equipment and fixtures therein, including without limitation, all electrical, plumbing and other mechanical installations therein, all heating, ventilating and air-conditioning equipment serving the Premises, (whether located within or outside of the Premises), and all doors, windows and glass, roof, paving, curbs and walkways, the exterior store front and all exterior signs of the Tenant, in good order and repair and shall make all repairs, renewals, replacements and additions thereto and thereof, at its own expense and risk but excepting only any repairs to the Premises which the Landlord has expressly covenanted to repair under Section 16 (b) hereof. The Tenant shall make all necessary repairs and replacements with due diligence and dispatch, in default whereof the Landlord may, immediately in the case of emergency and otherwise after such default has continued for ten days after receipt by the Tenant of notice of such default, carry out and make such repairs and replacements at the expense and risk of the Tenant; such expense shall be payable by the Tenant on demand as additional rent.

The Tenant shall surrender the Premises at the expiration of the Term or at such other time as it may vacate the Premises in as good condition and repair as the Tenant is required to maintain the Premises hereunder. The Tenant shall not overload the electrical wiring serving the Premises or within the Premises, and shall install at its expense, but only after obtaining the Landlord's prior written approval, any additional electrical wiring which may be required in connection with the Tenant's apparatus or operations. The Tenant shall repair promptly, at its expense, any damage to the Premises caused by the act neglect or omission of the Tenant or its servants, employees, agents, tenants, contractors, invitees, concessionaires or licensees, or anyone over whom the Tenant may reasonably exercise control, or anyone bringing into the Premises any property for use of the Tenant or of any of the aforementioned persons, or by any one involved in the installation or removal of such property, regardless of fault or by whom such damage shall be caused; and in default of such prompt repairs by the Tenant, the Landlord may make the same and the Tenant covenants to pay the cost thereof to the Landlord as additional rent payable on demand.

(b) **LANDLORD'S REPAIRS.** Subject to the provisions of Section 27, the Landlord will, at its expense, repair structural defects to the Premises.

(c) **INJURIES AND DAMAGE.** The Landlord shall not be responsible to the Tenant in any way for any injury to any person or for any loss of or damage to the Premises or to any property belonging to or business carried on by the Tenant or to employees, servants, agents, contractors, tenants, concessionaires, invitees or licensees of the Tenant while such person, property or business is in or about the Lands, including (without limiting the foregoing) any loss or damage to any such person or property caused by theft or breakage, or by steam, water, rain, ice, dampness, gas or snow which may leak into, issue or flow from any part of the Lands or any adjacent or neighbouring lands or premises or from the water, sprinkler, steam or drainage pipes or plumbing works of the same or from any other place or quarter or for any loss or damage caused by or attributable to the condition or arrangement of any electric or other wiring or interruption of any public or other utility service or for damage caused by anything done or omitted to be done by any other tenant of the Lands or for any other loss whatsoever. The Tenant covenants to indemnify and hold harmless the Landlord against and from all loss, costs, claims or demands in respect of any injuries, loss or damage referred to in this Section 16 (c).

(d) **INDEMNITY.** The Tenant shall throughout the Term, indemnify and hold harmless the Landlord from all costs, liabilities, claims, damages or expenses due to or arising out of any work done by or act, neglect or omission of the Tenant or its servants, employees, agents, contractors, invitees, tenants, concessionaires or licensees in and about the Complex, or due to or arising out of any breach by the Tenant of any provision of this Lease or in connection with loss of life, personal injury or damage to property arising from or out of the occupancy or use by the Tenant of the Premises or any part thereof or any other part of the Landlord's property.

17. (a) **ALTERATIONS BY TENANT.** The Tenant shall not make any repairs, alterations or additions to any part of the Premises of a non structural nature without first obtaining the Landlord's written approval, such approval not to be unreasonably withheld. The Tenant shall submit to the Landlord details of the proposed work including drawings and specifications prepared by qualified designers and conforming to good engineering practice, such indemnification against liens, costs, damages and expenses as the Landlord shall require and evidence satisfactory to the Landlord that the Tenant has obtained at is expense all necessary consents, permits, licenses and inspections from all governmental authorities having jurisdiction. All such repairs, alterations or additions by the Tenant to the Premises shall be performed by competent workmen whose labour union affiliations are compatible with others employed by the Landlord and its contractors, shall be performed in a good and workmanlike manner and in accordance with the drawings and specifications which the Landlord has approved and shall be subject to the reasonable supervision and direction of the Landlord. Any repair, alteration or addition made by the Tenant without the prior written consent of the Landlord or which is not in accordance with the drawings and specifications approved by the Landlord shall, if requested by the Landlord, be promptly removed by the Tenant and the Premises restored to their previous condition. Should the Tenant desire any structural repair, alteration, addition or improvement to the Premises, such work shall be performed by the Landlord. The Tenant shall submit to the Landlord for its prior written approval details of the proposed work including drawings and specifications prepared by qualified designers and conforming to good engineering practice, such indemnification against liens, costs, damages and expenses as the Landlord shall require, together with evidence satisfactory to the Landlord that all necessary consents thereto have been received from all governmental authorities having jurisdiction and the Landlord shall then perform such structural work at the Tenant's expense, plus a further ten per cent of the Landlord's total cost of such repairs, alterations, additions or improvements, payable as additional rent on demand. No repairs, alterations, additions or improvements to the Premises by or on behalf of the Tenant shall be permitted which weaken or endanger the structure or adversely affect the condition or operation of the Complex or diminish the value thereof nor restrict or reduce the Landlord's coverage for municipal zoning purposes. The Tenant agrees that any repairs, alterations, additions or improvements made by it or the Landlord (excluding the Tenant's trade fixtures) shall immediately become the property of the Landlord and shall remain upon the Premises in the absence of agreement to the contrary. At the expiration of the Term, the Tenant shall not be obligated to restore

the Premises to base building condition or remove any leasehold improvements at the expiration of the Term or any renewal Period, if applicable. Such work & improvements are to be defined in Schedule "C" attached.

(b) **CONSTRUCTION LIENS.** The Tenant shall promptly pay all charges incurred by or on behalf of the Tenant for any work, materials or services which may be done, supplied or performed at any time in respect of the Premises and shall forthwith discharge any liens arising therefrom at any time filed against the Premises or the Complex or any part thereof. In the event that the Tenant shall fail to cause any such lien forthwith to be discharged after being notified of the filing thereof, then, in addition to any other right or remedy of the Landlord, the Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, and the amount so paid by the Landlord and all costs and expenses, including solicitor's fees (on a solicitor and his client basis) incurred by the Landlord in procuring the discharge of such lien, shall be due and payable by the Tenant to the Landlord as additional rent on demand.

(c) **TRADE FIXTURES.** All trade fixtures installed by the Tenant in the Premises shall remain the property of the Tenant and shall not be removed from the Premises during the Term unless replaced by fixtures and apparatus of like kind and quality, but shall be removed at the expiration of the Term, or other termination thereof, provided the Tenant shall promptly repair, at its expense, any damage to the Premises caused by any such removal, and provided further, that the Tenant shall not at such time be in default under any covenant or agreement contained herein; and if in default, the Landlord shall have a lien on said fixtures and apparatus as security against loss or damage resulting from any such default by the Tenant and said fixtures and apparatus shall not be removed by the Tenant until such default is cured, unless otherwise directed by the Landlord. Only new and unused trade fixtures will be installed by the Tenant.

18. **SIGNS AND ADVERTISING.** The Tenant will not place or suffer to be placed or maintained on the exterior of the Premises any sign, advertising matter or other thing of any kind, without first obtaining the Landlord's written approval thereof, which approval shall not be unreasonably withheld. Any such signs shall remain the property of the Tenant and shall be removed by the Tenant at the termination of the Lease and the Tenant shall promptly repair all damage caused by such removal.

19. **FIRE SPRINKLER MONITORING & MAINTENANCE.** The Tenant shall comply with and conform to the requirements of all applicable statutes, laws, by-laws, regulations, ordinances and orders from time to time or at any time in force during the term hereof and affecting the condition, equipment, maintenance, use or occupation of the demised premises and with every applicable regulation, order and requirements of the Canadian Fire Underwriters or fire insurance company by which the Landlord or Tenant or either of them may be insured at any time during the term hereof, and that, in the event of the default of the Tenant under the provisions of this paragraph, the Landlord may itself comply with any such requirements and add the costs of such work as additional rent. Specifically, the Tenant must have a duly qualified contractor perform annual and monthly inspections subject to Ontario Fire Code, NFPA Code and ULC code, as applicable, on all fire sprinklers and related systems including but not limited to fire alarm systems, sprinkler systems, fire pumps, fire department connections, gravity tanks, emergency lighting, fire extinguishers, standpipe and hoses, special extinguishing systems and fire hydrants.

20. **COMPLIANCE WITH BY-LAWS.** The Tenant covenants and agrees with the Landlord to promptly comply with and conform to the requirements of all applicable statutes, laws, by-laws, regulations, ordinances and orders from time to time, or at any time in force during the Term hereof and affecting the condition, equipment, maintenance, use or occupation of the Premises and with every applicable regulation, order and requirement of the Insurance Advisory Association, or any body having a similar function or any liability or fire insurance company by which the Landlord and the Tenant or either of them may be insured at any time during the Term hereof.

21. **KEEP CLEAN.** The Tenant covenants and agrees with the Landlord to at its own expense, keep the Premises clear of all snow, ice, garbage, waste and debris including, without limiting the generality of the foregoing, entranceways and platforms leading to the Premises.

22. **NUISANCE.** The Tenant covenants and agrees with the Landlord that it shall not carry on, or permit to be carried on in or about the Premises any business or activity which shall be deemed upon reasonable grounds to be a nuisance, nor will it omit to do or permit to be omitted to be done anything in respect of the Premises the omission of which shall, upon reasonable grounds, be deemed to be a nuisance.

23. **REFUSE COLLECTION.** The Landlord at its option may require the Tenant to store all refuse generated in the course of the Tenant's use and occupation of the Premises as permitted by this Lease either:

(i) Within the Premises; or

(ii) Within a storage bin to be serviced by a disposal contractor:

and the Tenant covenants and agrees to effect prompt and regular removal of same at the Tenant's expense.

24. **NOISE AND ODOUR.** The Tenant covenants and agrees with the Landlord that no noise, vibration, odours, water or fumes will emanate from the Premises and disturb other tenants of the Complex. The Landlord shall be the sole arbiter and the determination of the Landlord shall be final as to whether any noise, vibration, odours, water or fumes are emitting from the Premises and disturbing neighbouring tenants. Moreover, in the event any such disturbance is caused by the Tenant and is not remedied within seven (7) days of written notice by the Landlord, in addition to all of the other remedies set forth herein, the Landlord shall have the right to terminate the Lease without further notice and without further warning to the Tenant.

25. **CHEMICALS AND FOREIGN SUBSTANCES.** The Tenant covenants and agrees with the Landlord not to allow any chemicals or foreign substances to flow into the sanitary or storm sewer drains. The Tenant shall indemnify the Landlord from any costs involved in compliance with any statute, by-law, regulation, order or assessment, including legal and consultant's fees, and including the payment of any fines, penalties or other costs resulting from any pollutant or contaminant or environmental damage for which the Tenant is responsible in whole or in part and this indemnity shall survive the termination of this Lease.

26. **RE-ZONING.** The Tenant covenants and agrees with the Landlord that it will not oppose or cause to be opposed any application for additions to the lands or buildings within the Complex, changes of use permitted to all or any part of the lands or buildings within the Complex or changes of zoning concerning the lands on which the Complex is situate, or any lands of the Landlord within a radius of one (1) mile of the Complex, which are instituted by the Landlord, provided the ability of the Tenant to use the Premises for the purposes herein provided is not adversely affected thereby. Upon the request of the Landlord, the Tenant shall execute a suitable acknowledgement that it does not oppose any such application.

27. **SUBSTRUCTURES, ROOF AND WALLS.** The Landlord will have the exclusive right to use all or any part of the roof over the Premises for any purpose; to erect additional stories or other structures over or under, or on all or any part of the Premises; to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises, provided that access to the Premises shall not be denied. The Landlord may make any use it desires of the side or rear walls of the Premises, provided that such use shall not encroach upon the interior of the Premises. There shall be no abatement of rent because of any erections as aforesaid or any entry, installation, maintenance, use, repair or replacement as aforesaid. The Landlord shall not interfere with the Tenant's business in the Premises more than is reasonably necessary in the carrying out of any of the foregoing.

28. (a) **DAMAGE OR DESTRUCTION.** Provided and it is hereby agreed that if and whenever during the Term hereby demised the Building erected on the Lands shall be destroyed or damaged by fire, lightning, tempest, or any of the perils insured against under section 14 hereof, then and in every such event, if the damage or destruction is such that the Building is rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy it and if in either event the damage, in the opinion of the Landlord to

be given to the Tenant within thirty (30) days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within one hundred and twenty (120) days from the date the Landlord has given its opinion, then the Landlord may within fifteen (15) days next succeeding the giving of the Landlord's opinion as aforesaid terminate this Lease by giving to the Tenant notice in writing of such termination, in which event this Lease and the Term hereby demised shall cease and be at an end as of the date of such destruction of damage and the rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage; in the event that the Landlord does not so terminate this Lease, the Landlord shall, upon obtaining the insurance proceeds, repair, insofar as permitted by laws, by-laws and regulation, the said Building with all reasonable speed and the rent hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling the Tenant to use and occupy the Premises;

(b) **ARCHITECT'S CERTIFICATE.** The certificate of the Landlord's architect shall bind the parties hereto as to the state of tenantability of the Premises and as to the date upon which the Landlord's work of reconstruction and/or repair is substantially completed.

29. **EXPROPRIATION.** If expropriation of a part of the Premises renders the remaining part of the Premises unfit for the purposes of this Lease, this Lease shall be thereby frustrated. Notwithstanding the foregoing, or any statutory provision respecting frustration of this Lease, if the whole or any part of the Premises or of the Complex is expropriated, as between the parties hereto, their respective rights and obligations under this Lease shall continue until the day on which the expropriating authority takes possession thereof. All compensation for the value of the Tenant's leasehold interest expropriated and all compensation for the reduction in value of the Tenant's remaining leasehold interest upon a partial expropriation, shall be the property of the Landlord and the Tenant's rights to such compensation are hereby assigned to the Landlord. The foregoing shall not be construed to be an assignment of the Tenant's claims for business interruption, cost of re-location or other claims not properly forming part of the value of the Tenant's leasehold interest. If in the case of a partial expropriation of the Premises this Lease is not frustrated as aforesaid, the Tenant and the Landlord shall restore the part not so taken according as their respective obligations would be governed under the provisions of Section 16 of this Lease respecting repairs.

30. **INSPECTIONS BY LANDLORD.** The Landlord, its agents, employees, and contractors and persons authorized by it may at all reasonable times enter upon the Premises for the purpose of exercising any of its rights under this Lease including, without limitation: (i) making any repairs, (ii) performing work in connection with any change of improvements, (iii) viewing the state of repair, condition and use of the Premises, (iv) decorating, maintaining or installing anything in relation to the Premises, and (v) taking into the Premises all material which may be required for any of the foregoing. The Landlord shall not be liable to the Tenant for any interference or inconvenience caused by or resulting from its exercise of the rights granted hereunder, provided all such repair, work, decoration or maintenance is carried out as expeditiously as reasonably possible.

31. **BANKRUPTCY, ABANDONMENT, ETC.** If the Term or any of the goods and chattels of the Tenant on the Premises shall be at any time after the execution hereof, whether before the commencement of the Term or during the Term or any renewal or extension thereof, seized or taken in execution or attachment by any creditor of the Tenant, or if the Tenant at any time after the execution of this Lease shall make any assignment for the benefit of creditors or any bulk sale or become bankrupt or insolvent or shall take the benefit of any act now or hereafter in force for bankrupt or insolvent debtors, or if any order shall be made for the winding-up of the Tenant, or if a receiver of all or any of the Tenant's assets shall be appointed by court order or otherwise or if the Premises shall, without the written consent of the Landlord, become and remain vacant for a period of fifteen days or be used by any other persons than such as are entitled to use them under the terms of this Lease, or if the Tenant shall without the written consent of the Landlord abandon or attempt to abandon the Premises or sell or dispose of goods or chattels of the Tenant or remove them or any of them from the Premises so that there would not in the event of such abandonment, sale or disposal be sufficient goods on the Premises subject to distress to satisfy all rentals due or accruing due hereunder, or if the Tenant shall fail to pay any rent or other sums due hereunder on the day appointed for

payment thereof, or if the Tenant shall fail to perform any other of the terms, conditions, or covenants of this Lease to be performed by the Tenant, then and in every such case the then current month's rent and the next ensuing three months' rent (as accelerated rent) shall immediately become due and be paid and the Landlord may re-enter and take possession of the Premises as though the Tenant or the servants of the Tenant or any other occupant of the Premises were holding over after the expiration of the Term, and the Term shall, at the option of the Landlord, forthwith become forfeited and determined. In every one of the cases above, such accelerated rent shall be recoverable by the Landlord in the same manner as the rentals hereby reserved and as if rentals were in arrears and the said option shall be deemed to have been exercised if the Landlord or its agents shall give notice to such effect to the Tenant in accordance with the provisions of Section 44 hereof. None of the foregoing provisions of this Section 30 shall restrict or limit the Landlord's additional rights under the Bankruptcy and Insolvency Act or comparable legislation in force from time to time.

32. **LANDLORD MAY PERFORM COVENANTS.** If the Tenant shall fail to perform any of the covenants or obligations of the Tenant under or in respect of this Lease, the Landlord may from time to time, in its discretion, perform or cause to be performed any of such covenants or obligations, or any part thereof, and for such purpose may do such things as may be requisite, including, without limitation, entering upon the Premises and doing such things upon or in respect of the Premises or any part thereof as the Landlord may consider requisite or necessary. All expenses incurred and expenditures made by or on behalf of the Landlord under this Section 31 shall be additional rent hereunder and shall be paid by the Tenant upon demand and if not so paid shall bear interest at the prime rate of interest chargeable by the Landlord's bankers for commercial loans in Ontario plus four (4%) per cent from the date the same were incurred or made until paid in full. The Landlord shall have no liability to the Tenant for any loss or damages resulting from such action by the Landlord and entry by the Landlord under the provisions of Sections 30 or 31 shall not constitute breach of the covenant for quiet enjoyment or an eviction.

33. (a) **RE-ENTRY.** Provided, and it is hereby expressly agreed, that if and whenever the Minimum Rental or additional rent hereby reserved, or any part thereof, or any other sum due hereunder, shall not be paid on the day or dates appointed for the payment thereof, although no formal demand shall have been made thereof, or in case of the breach or non-performance of any of the covenants or agreements herein contained on the part of the Tenant, then and in either of such cases it shall be lawful for the Landlord at any time thereafter, enter into and upon the Premises or any part thereof, to re-enter and the same to have again, repossess and enjoy as his former estate.

(b) **SEIZURE OR FORFEITURE.** In the case of a seizure or forfeiture of the Term for any of the causes herein set forth, the Landlord shall have the same right of re-entry as is given under the immediately preceding proviso.

(c) **TIME OF RE-ENTRY.** Notwithstanding anything herein contained or any statutory provisions to the contrary, the Landlord's right of re-entry hereunder for (i) non-payment of Minimum Rental or additional rent shall become exercisable immediately upon such default being made, and for (ii) breach or non-performance of covenants shall become exercisable fifteen (15) days after such default being made.

(d) **REMOVAL OF CHATTELS.** In case of removal by the Tenant of its goods and chattels from the Premises, the Landlord may follow the same for thirty days in the same manner as is provided for in the Commercial Tenancies Act.

(e) **RIGHT TO RE-LET.** Notwithstanding re-entry or termination pursuant to the provisions of Section 30 or Section 32, the Tenant shall remain liable for any rent and damages which may be due or sustained prior thereto, all costs, all professional fees including, without limitation, solicitors' fees on a solicitor and his client basis and expenses incurred by the Landlord in leasing the Premises to another tenant. The Tenant shall also be liable for liquidated damages to be calculated in the following manner: the Tenant shall pay an amount of money equal to the total rent, including all amounts payable under this Lease as additional rent, which but for termination would have become payable during the remainder of the Term, less the amount of rent, if any, which the Landlord may receive during such period from others to whom the Premises

may be rented on such terms and conditions and at such rentals as the Landlord, in its sole discretion, shall deem proper. Such liquidated damages shall be payable in monthly instalments, in advance, on the first day of each calendar month following such termination, and continuing until the date originally fixed herein for the expiration of the Term of this Lease, and any suit or action brought to collect the amount of any deficiency for any month shall not in any manner prejudice the right of the Landlord to collect any deficiency for any subsequent month by a similar proceeding. Within sixty days after the date originally fixed herein for the expiration of the current Term of this Lease, the Landlord shall give a written statement to the Tenant showing all sums received by the Landlord by way of liquidated damages and all sums received from others to whom the Premises may have been rented. If the Tenant's payments exceed the amount due, the Landlord will refund to the Tenant any such excess.

(f) **INTEREST AFTER DEFAULT.** All payments of rental to be made by the Tenant to the Landlord whether Minimum Rental or additional rent shall bear interest at the prime rate of interest chargeable by the Landlord's bankers for commercial loans in Ontario plus four (4%) percent from date of default until paid in full.

(g) **WAIVER OF EXEMPTION.** The Tenant hereby covenants and agrees with the Landlord, in consideration of the premises and of the leasing and letting by the Landlord to the Tenant of the Premises for the Term hereby created (and it is upon that express understanding that these presents are entered into) that, notwithstanding anything contained in the Commercial Tenancies Act or in any other statute which may hereafter be passed to take the place of the said Act or to amend the same, none of the goods or chattels of the Tenant on the Premises at any time during the continuance of the Term shall be exempt from levy by distress for rent in arrears by the Tenant as provided for by the said Act, or any amendment or amendments thereto; and that upon any claim being made for such exemption by the Tenant or on distress being made by the Landlord, this covenant and agreement may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods as are named as exempted in said Act or amendment or amendments thereto, the Tenant waiving as the Tenant hereby does, all and every benefit that could or might have accrued to the Tenant under and by virtue of the said Act or any amendment or amendments thereto but for this covenant.

34. **RENT FREE PERIOD AND EARLY OCCUPANCY.** The months of December, 2006 and January, 2007 and February, 2007 shall be a Minimum Rental Free period to the Tenant provided that, during this period the Tenant shall be subject to all the terms and conditions of this Lease, including without limitation, the provisions relating to the payment of Additional Rent, the provisions relating to the liability of the Tenant for its acts and omissions and the acts and omissions of its servants, employees, agents, contractors, invitees and licensees and the provisions relating to the indemnification of the Landlord. In addition, the Tenant shall be given early occupancy one week after the Lease is signed to set up equipment and make any necessary office and warehouse alterations in the Leased Premises (Subject to sections 17 & 27) and shall not be responsible for any Net Rent and Additional Rent during this period to the Commencement Date.

35. (a) **TERMINATION.** This Lease shall terminate at the end of the Term hereof, without the necessity of any notice from either the Landlord or the Tenant to terminate the same. For the period of nine (9) months prior to the expiration of the Term, the Landlord shall have the right to display in or on the Premises the customary sign "For Rent", and during such period the Landlord may show the Premises and all parts thereof to prospective tenants during normal business hours. Prior to the commencement of and throughout the Term, the Landlord may enter and show the Premises and all parts thereof to existing and prospective mortgagees and purchasers during normal business hours.

(b) **OVERHOLDING.** If the Tenant continues to occupy the Premises after the expiration of the Term, without any further written agreement, the Tenant shall be a monthly tenant at a monthly Minimum Rental equal to 150% of the highest Minimum Rental that was payable by the Tenant during any Rental Year of the Term and otherwise on the terms and conditions herein set out.

36 **REMEDIES CUMULATIVE.** No reference to nor exercise of any specific right or remedy by the Landlord shall preclude the Landlord from or prejudice the Landlord in exercising any other right hereunder or pursuing any other remedy or maintaining any action to which it may otherwise be entitled either at law or in equity. The Landlord's failure to insist upon a strict performance of any covenant of this Lease or to exercise any option or right herein contained shall not be a waiver or relinquishment for the future of such covenant, right or option, but the same shall remain in full force and effect.

37. **SHORT LEASE RECORDING.** The parties hereto agree that upon the request of the other party each will execute, acknowledge and deliver a short form of lease, on the Landlord's form, expressing the commencement and termination dates of the Term as soon as the commencement date has been determined, to the end that the same may be recorded in the proper Registry or Land Titles Office. Registration, recording and like charges shall be paid by the Tenant. The Tenant covenants not to register this Lease on title.

38. **FORCE MAJEURE.** In the event that the Landlord shall be delayed or hindered in or prevented from the performance of any act required of the Landlord hereunder, by reason of strikes, civil commotion, lock-outs, labour troubles, inability to procure materials, labour or service, acts of God, weather, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or any reason whether or not of the foregoing nature beyond the reasonable control of the Landlord, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

39. **TRANSFER BY LANDLORD.** In the event of a sale, transfer or lease by the Landlord of the Complex or a portion thereof containing the Premises or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, the Landlord shall, without further written agreement, to the extent that such purchaser, transferee or lessee has become bound by the covenants and obligations of the Landlord hereunder, be freed, released and relieved of all liability or obligations under this Lease. The Tenant shall from time to time at the request of the Landlord promptly provide to the Landlord or any purchaser, transferee, lessee, assignee or mortgagee or proposed purchaser, transferee, lessee, assignee or mortgagee, a copy of the Tenant's most recent audited financial statement and certify or acknowledge to any one or more of such persons as to the status and validity of this Lease and the state of the Landlord's and the Tenant's account hereunder.

40. (a) **ASSIGNMENT OR SUBLETTING.** The Tenant shall not assign, sublet or part with or share possession of the Premises or any portion thereof without the prior written consent of the Landlord, such consent not to be unreasonably withheld, provided that the factors governing the granting of such consent shall include, without limitation, the extent to which the proposed use is noxious, the restrictive clauses entered into with other tenants by the Landlord, the financial background, business history and the capability in the Tenant's line of business of the proposed assignee, sub-lessee or occupant, and provided further that any such assignment, subletting or parting with or sharing possession shall not relieve the Tenant from its obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions herein contained. It shall not be unreasonable for the Landlord to require as a condition of granting consent, the giving of personal indemnities and/or the provision of additional security for the payment of rents or the increase of the Minimum Rental to the then current fair market rate. The Tenant shall pay to the Landlord any consideration received by it by way of increased rental or by other payment attributable to the Premises in excess of the fair market value of the Tenant's fixtures. Consent by the Landlord in any instance shall not constitute a waiver of the necessity for such consent in any other instance. This prohibition includes any subletting or assignment that would otherwise occur by operation of law. Provided, however, before assigning, subletting or parting with or sharing possession as hereinbefore provided, the Tenant shall notify the Landlord in writing of its intention so to do, and thereupon the Landlord shall, within thirty days thereafter, notify the Tenant in writing either that it consents or does not consent as aforesaid to the assignment, subletting or parting with or sharing possession as the case may be. No such assignment, subletting or parting with or sharing possession shall be valid unless the Tenant shall deliver to the Landlord:

(i) An indenture evidencing such assignment, subletting or parting with or sharing possession duly executed by the Tenant;

(ii) An indenture duly executed by the assignee or subtenant, in a form satisfactory to the Landlord, wherein such assignee or subtenant shall assume the Tenant's obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions herein contained; and

(iii) Payment by the Tenant of the Landlord's standard consent fee.

(b) **CHANGE OF MANAGEMENT.** If the Tenant is a corporation or if this Lease, with consent of the Landlord as aforesaid, is assigned to a corporation, and if at any time during the Term, any part or all of the corporate shares or voting rights of shareholders shall be transferred by sale, assignment, bequest, inheritance, trust, operation of law or other disposition, or treasury shares be issued, so as to result in a change in the effective control of said corporation by reason either of ownership of fifty-one per cent of the voting shares of the corporation or otherwise, then and so often as such a change of control shall occur, the Tenant shall notify the Landlord in writing of such changes and the Landlord shall have the right to terminate this Lease and the Term, at any time after such change of control by giving the Tenant sixty (60) days prior written notice of such termination. The Tenant shall, upon request of the Landlord, make available to the Landlord for inspection or copying or both, all books and records of the Tenant that, alone or with other data, show the applicability or inapplicability of this Section 39 (b). If any stockholder or shareholder of the Tenant shall, upon request of the Landlord, fail or refuse to furnish to the Landlord any data verified by the affidavit of said stockholder or shareholder or other credible person, which data, alone or with other data show the applicability or inapplicability of this Section 39 (b), then, the Landlord may terminate this Lease on sixty (60) days notice as aforesaid.

41. (a) **SUBORDINATION.** This Lease is subject and subordinate to all mortgages, charges, or deeds of trust which may now or at any time hereafter affect the Premises in whole or in part or the Complex in whole or in part whether or not any such mortgage, charge, or deed of trust shall affect only the Premises or the Complex or shall affect other premises as well. On request at any time and from time to time of the Landlord or of the mortgagee, chargee, or trustee under any such mortgage, charge or deed of trust, the Tenant covenants and agrees to promptly (i) attorn to such mortgagee, chargee or trustee and become its the Tenant of the Premises for the then unexpired residue of the Term of this Lease on the terms herein contained, or (ii) postpone and subordinate this Lease to such mortgage, charge or deed of trust to the intent that this Lease and all right, title and interest of the Tenant in the Premises shall be subject to the rights of such mortgagee, chargee or trustee as fully as if such mortgage, charge or deed of trust had been made and registered and the moneys thereby secured had been advanced before the making of this Lease (and notwithstanding any authority or consent of such mortgagee, chargee or trustee, express or implied, to the making of this Lease), as may be requested from time to time. Any such attornment, postponement and subordination shall extend to all renewals, modifications, consolidations, replacements and extensions of any such mortgage, charge or deed of trust. The Tenant shall execute within ten days of any request any instruments of attornment, postponement or subordination that may be so requested to give effect to this Section 41 (a).

(b) **ACKNOWLEDGMENTS.** The Tenant agrees that at any time and from time to time within ten (10) days after written request by the Landlord, the Tenant shall execute, acknowledge and deliver to the Landlord or such person as may be designated by the Landlord, a certificate stating (i) that this Lease is unmodified and in force and effect (or if there have been modifications, this Lease is in force and effect as modified, and identifying the modification agreements, or if this Lease is not in force and effect the certificate shall so state); (ii) the date of commencement of the Term; (iii) the date to which rental has been paid under this Lease; (iv) whether or not there is any existing

default by the Tenant in the payment of any rent or other sum of money under this Lease, and whether or not there is any other existing default by either party under this Lease with respect to which a notice of default has been served, and if there is any such default, specifying the nature and extent thereof; and (v) whether or not there are any set-offs, defences or counterclaims against enforcement of the obligations to be performed by the Tenant under this Lease.

(c) If the Tenant has not executed and delivered to the Landlord such instruments or certificates as provided for in this Section 41 (a) and 41 (b) within ten days after such request, then the Tenant, if requested, will attorn to such mortgagee or chargee and the Tenant hereby constitutes the Landlord its agent and attorney for the purpose of executing any such certificate or instrument.

42. **SUCCESSORS AND ASSIGNS.** This Lease and the covenants and conditions herein contained shall enure to the benefit of and be binding upon the Landlord, its successors and assigns, and shall be binding upon the Tenant, his and its respective heirs, executors, administrators, successors and assigns, and shall enure to the benefit of the Tenant and only such assign of the Tenant to whom the assignment by the Tenant has been consented by the Landlord in the manner herein provided.

43. **APPLICABLE LAW.** This Lease shall be construed under the laws of the Province of Ontario.

44. **NOTICES.** Any notice herein required or permitted to be given by the Tenant to the Landlord shall be sufficiently given if delivered or if mailed in Ontario, postage prepaid, registered, addressed to the Landlord at Suite #504, 620 Wilson Avenue, Toronto, Ontario, M3K 1Z3 and any notice herein required or permitted to be given by the Landlord to the Tenant shall be sufficiently given if delivered or if mailed, postage prepaid, registered, addressed to the Tenant at the Premises and every such notice shall be deemed to have been given upon the day it was so delivered, or if mailed upon the first postal day after it was mailed so long as there is no postal strike or work disruption.

Either party may designate in writing a substitute address in Ontario for that set forth above and thereafter notices shall be directed to such substitute address. The word "notice" in this Section 44 shall include any request, statement or other writing in this Lease provided or permitted to be given by either party to the other.

45. **CAPTIONS AND HEADINGS.** The captions and headings herein are for convenience and reference only and shall not affect the interpretation of this Lease.

46. **JOINT AND SEVERAL LIABILITY.** If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as the Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which, are, by virtue of statute of general law, subject to personal liability, the liability of each such member shall be deemed to be joint and several.

47. **NO AGENCY OR PARTNERSHIP CREATED.** Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties shall create any relationship between the parties other than that of Landlord and tenant.

48. **NO OPTION.** The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease becomes effective as a lease only upon execution and delivery thereof by the Landlord and the Tenant.

49. **QUIET ENJOYMENT.** Subject to the provisions of this Lease, the Landlord covenants with the Tenant for quiet enjoyment.

50. **PLANNING ACT CONSENT.** The provisions of this Section 50 are to be operative only if the rights in land granted to the Tenant by this Lease run or may run for a period of twenty-one (21) years or more from the date hereof;

(i) If the rights in land granted to the Tenant by this Lease run or may run for a period of twenty-one (21) years or more from the date hereof, then the grant of such rights is subject to the express condition that it is to be effective only if the provisions of Planning Act are complied with.

(ii) In the event that compliance with the Planning Act is required, the Landlord agrees, at its expense, to apply for a consent relating to the said grant and to commence such application within one year of the commencement of the Term of this Lease. Until a consent in terms and on conditions satisfactory to the Landlord is obtained, the Term and any rights of renewal provided for in this Lease which would otherwise be outstanding twenty-one (21) years from the date hereof are hereby reduced and amended so that any such Term and/or right of renewal is effective to but terminates at the expiration of twenty-one (21) years less one day from the date hereof.

(iii) Should the consent contemplated in Section 50 (ii) on terms and on conditions satisfactory to the Landlord not have been obtained three years from the date hereof, the Term and any rights of renewal provided for in this Lease shall be conclusively amended in the manner set out in Section 50 (ii) and all rights of the Tenant hereunder shall cease twenty-one (21) years less one day from the date hereof.

51. **TIME OF ESSENCE.** Time shall be of the essence in this Lease.

52. **ENTIRE AGREEMENT.** This Lease constitutes the entire agreement between the Landlord and the Tenant and may be amended only by an agreement in writing signed by the parties hereto, and neither party is bound by any representations, warranties, promises, agreements or inducements not embodied herein. In the event of a conflict between the terms of the Offer to Lease between the Landlord and the Tenant, and this Lease, the terms of this Lease shall prevail.

53. **INTERPRETATION.** Words importing the singular number only shall include the plural. Any reference to "the Tenant" shall include, where the context allows, the servants, employees, agents, tenants, concessionaires, invitees and licensees of the Tenant and all others over whom the Tenant might reasonably be expected to exercise control. If any Section or part of a Section contained in this Lease shall be judicially held invalid or unenforceable the remainder of this Lease shall be interpreted as if such Section had not been included. The word "person", if the context allows, shall include any person, firm or corporation. The word "structure" shall mean the foundation, exterior walls, roof support columns, roof joists and steel roof deck. "Hereof", "herein", "hereunder" and similar expressions used in any Section or Subsection relate to the whole of this Lease and not to that Section or Subsection only. All Schedules attached hereto form part of this Lease. Each covenant, agreement or obligation or other provision contained in this Lease shall be deemed to be, and shall be construed as a separate independent covenant of the party bound thereby and shall not be dependent upon any other provisions of this Lease unless otherwise expressly provided.

54. **RENEWAL.**

If

(a) The Tenant is not then in default under the Lease;

(b) The Tenant has not made any assignment for the benefit of creditors and has not, becoming bankrupt or insolvent, taken the benefit of any act now or hereafter in force for bankrupt or insolvent debtors;

(c) A receiving order has not been made against the Tenant; and

(d) No receiver or other person has taken possession or effective control of the assets of business of the Tenant or a substantial portion thereof pursuant to any security or other agreement or by any other means whatsoever,

The Tenant shall have one (1) option of renewing the Lease for an additional terms of five (5) years (hereinafter referred to as a "Renewal Term"), to be exercised by the Tenant forwarding notice in writing to the Landlord no less than six (6) months prior to the expiration of the Term then expiring. The renewal shall be on the same terms and conditions set forth in this Lease save and except that there shall be no further right of renewal, no further performance of Landlord's Work, no further right of rent free periods, no further covenant as to condition of the Premises, and save and except for changes in the amounts of the Minimum Rental.

The rate of the Minimum Rental for the Renewal Term will be the fair market rent, all economic factors considered for comparable premises in comparable buildings, and if the Landlord and Tenant are unable to agree then the rate of Minimum Rental for the Renewal Term shall be determined by arbitration, with a single arbitrator in accordance with provisions of the Ontario Arbitration Act, 1991. The rate of the Minimum Rental for the Renewal Term shall in all events not be less than the amount of Minimum Rental during the last month of the Term then expiring.

55. **INDEMNIFICATION.** Open Energy Corporation of Solana Beach, California (The Indemnifier) hereby agrees to indemnify all the obligations of Open Energy Corporation (Canada) under the term of this lease in the event of any default, non payment or non performance of any other obligation under this agreement. The Indemnifier hereby agrees with Acton Management Co. Limited that it will make the due and punctual payment of the obligations payable under the terms of the lease hereof, and indemnify and save Acton Management Co. Limited harmless from any losses, costs or damages arising out of and any failure by Open Energy Corporation (Canada) to pay the aforesaid obligations. This indemnity is absolute and unconditional and the obligations of the Indemnifier shall not be released, discharged, mitigated, impaired or affected by (a) any extension of time, indulgences or modifications which Acton Management Co. Limited extends to or makes with Open Energy Corporation (Canada) in respect of the performance of any of the obligations of Open Energy Corporation (Canada) under the terms hereof; (b) any waiver by or failure of Acton Management Co. Limited to enforce any of the terms, covenants and conditions contained herein; or (c) any amendment hereto or any waiver by Open Energy Corporation (Canada) of any of its rights hereunder. In the event of a default by Open Energy Corporation (Canada) in the payment of the obligations, the Indemnifier waives any right to require Acton Management Co. Limited to (a) proceed against Open Energy Corporation (Canada) or pursue any rights or remedies against Open Energy Corporation (Canada) with respect to payment of the obligations, or (b) pursue any other remedy whatsoever in Acton Management Co. Limited's power. Acton Management Co. Limited has the right to enforce this Indemnity regardless of the acceptance of additional security from Open Energy Corporation (Canada) and regardless of any release or discharge of Open Energy Corporation (Canada) by Acton Management Co. Limited or by others or by operation of any law. Without limiting the generality of the foregoing, the liability of the Indemnifier under this Indemnity is not and is not deemed to have been waived, released, discharged, impaired or affected by reason of the release or discharge of Open Energy Corporation (Canada) in any receivership, bankruptcy, winding up or other creditors' proceedings. No modification of this Indemnity shall be effective unless the same is in writing and is executed by both the Indemnifier and Acton Management Co. Limited.

56. **SEPARATE LISTING IN DIRECTORY.** The Tenant shall be entitled to one (1) entry on the Building directory if such directory is installed at the Tenant's own expense.

[initials]

IN WITNESS WHEREOF the parties hereto have executed this Lease under their respective seals as of the day and year first above written.

TENANT

OPEN ENERGY CORPORATION (CANADA)

Per: [signature]

Name: Norman Dodd

Title: President, East Coast Operations

I have the authority to bind the corporation.

INDEMNIFIER

OPEN ENERGY CORPORATION of SOLANA BEACH, CALIF.

Per: [signature]

Name: Cheryl Bostater

Title: CFO

I have the authority to bind the corporation.

LANDLORD

ACTON MANAGEMENT CO. LIMITED

Per: [signature]

Name: Michael Lager

Title: Secretary

I have the authority to bind the corporation.

"SCHEDULE A"

LANDLORD'S WORK

The following work shall be performed by the Landlord, in a good and workmanlike manner, at no cost to the Tenant prior to the Commencement date:

1. Ensure that all HVAC, unit heaters, shipping doors, man doors, lights in both office and warehouse, all electrical outlets, shipping doors and levellers, plumbing, etc. are in good working order.
2. The landlord shall provide vacant possession and broom swept condition throughout the entire warehouse and plant area, clearing the Leased Premises of all dust and debris.

"SCHEDULE B"

DRAWING OF THE COMPLEX



"SCHEDULE C"

TENANT'S WORK

The Landlord, acting reasonably, shall allow the Tenant to construct, at it sole cost:

1. new office area of approximately 2,600 square feet to suit its needs, as well as construct additional washrooms if necessary;
2. to paint warehouse walls and ceilings white; and
3. to seal/epoxy the warehouse floor provided that the specification of epoxy is for a thick application that will not chip and peel.
4. to protect the epoxy application as per number 3 above, the Landlord would require that the Tenants forklifts be outfitted with white, non skid tires

All finishes and partitioning shall be completed in a professional, first class and workmanlike manner at no cost to the Landlord.